UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2012

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated April 23, 2012, between Central European Distribution Corporation (“CEDC”) and Roust Trading Ltd. (“Roust Trading”), on May 4, 2012, CEDC sold 5,714,286 shares (the “Initial Shares”) of newly issued common stock, par value $0.01 per share, to Roust Trading for an aggregate purchase price of $30,000,000, or $5.25 per share, and sold a new debt security due 2013 in an aggregate principal amount of $70,000,000 to Joint Stock Company “Russian Standard Bank”, an affiliate of Roust Trading. The above described transactions were fully completed on May 7, 2012. The Securities Purchase Agreement and other transaction documents and the transactions contemplated thereby were described in and filed as exhibits to CEDC’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: May 7, 2012